SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 1, 1999



                       SECURITY CAPITAL GROUP INCORPORATED
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             (Exact Name of Registrant as Specified in its Charter)



                                    Maryland
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                 (State or Other Jurisdiction of Incorporation)


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            1-13355                                    36-3692698
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     (Commission File Number)           (I.R.S. Employer Identification No.)



                 125 Lincoln Avenue, Santa Fe, New Mexico 87501
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               (Address of Principal Executive Offices) (Zip Code)



                                 (505) 982-9292
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              (Registrant's Telephone Number, Including Area Code)

Item 5.    Other

BYLAW AMENDMENTS

        On December 1, 1999, the Board of Directors of Security Capital Group Incorporated ("Security Capital") amended the Bylaws of Security Capital (the "Bylaw Amendments"). The Bylaw Amendments are filed as an exhibit hereto and incorporated herein by reference.

SHARE REPURCHASE PROGRAM

        On December 8, 1999, Security Capital announced the completion of its initial share repurchase program and the authorization of a new share repurchase program for an additional $100 million of shares. Under the initial program, Security Capital repurchased the equivalent of 7,523,697 shares of Security Capital Class B Common Stock, $.01 par value per share ("Class B Common Stock"), for a total approximate repurchase price of $100 million. Under the new program, Security Capital may purchase shares of Class A Common Stock, $.01 par value per share, or Class B Common Stock from time to time in open market and privately negotiated transactions, depending on market prices and other conditions. The press release announcing the completion of the initial share repurchase program and the authorization of the new program is filed as an exhibit hereto and incorporated herein by reference.

NOMINATING COMMITTEE

        In November, 1999, the Board of Directors formed a Nominating Committee composed of outside directors. The Nominating Committee will have the responsibility to identify and select individuals for nomination to the Board of Directors of Security Capital.

Item 7.   Financial Statements and Exhibits

        (a)     Financial Statements

                       None.

        (b)     Pro Forma Financial Information

                       None.

        (c)  Exhibits


        EXHIBIT NO.     DOCUMENT DESIGNATION

        3.1             Bylaw Amendments of Security Capital Group
                        Incorporated.

        99.1            Press Release, dated December 8, 1999.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SECURITY CAPITAL GROUP INCORPORATED



                                 By:    /s/ Jeffrey A. Klopf
                                        Jeffrey A. Klopf
                                        Senior Vice President and Secretary

Dated:   December 8, 1999